SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WESLEY JESSEN VISION

                    GAMCO INVESTORS, INC.
                                 9/11/00           20,000            37.4375
                                 9/11/00            2,000            37.3750
                                 8/31/00           20,000            37.5625
                                 8/30/00           20,000            37.3344
                                 8/18/00           15,000            38.0000
                                 8/11/00           15,000            37.5000
                                 8/11/00            3,000            37.5000
                                 8/10/00           20,000            37.5000
                                 8/07/00           20,000            37.4375
                                 7/19/00            5,000            37.1875
          GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 8/30/00           13,100            37.2500
                                 8/29/00            1,700            37.1250
                                 8/28/00           29,500            37.5000
                                 8/24/00           15,500            37.2500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.